Exhibit 23.1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, and related Prospectus of our report dated September 30, 2013, with respect to the audit of the consolidated balance sheets of TransCoastal Corporation and Subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012.

We also consent to the reference to us as “Experts” in such Registration Statements

Dallas, Texas

December 30, 2013